Exhibit 99.3

Paratek Pharmaceuticals, Inc.

Paratek Pharmaceuticals, Inc.

Condensed Balance Sheets

	September 30, 2014	December 31, 2013
	(Unaudited)	(See Note 2)
Assets
Current assets
Cash and cash equivalents	$1,532,898	$1,211,883
Prepaid expenses and other current assets	34,324	39,992

Total current assets	1,567,222	1,251,875
Fixed assets, net	27,313	33,426
Deferred financing costs	498,925	—

Total assets	$2,093,460	$1,285,301

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$5,495,127	$7,482,110
Accrued expenses	1,492,710	4,782,775
Deferred revenue	—	190,668
Prefunding for financing	—	1,351,402
Bridge loan – related party	4,300,000	—
Non-convertible note – related party	6,000,000	—
Derivative liability	—	21,021,690

Total current liabilities	17,287,837	34,828,645
Deferred revenue, long-term	—	150,945
Accrued rent, long-term	44,007	70,411
Other long-term liabilities	3,557,103	—
Convertible preferred stock warrants	40,094	3,429

Total liabilities	20,929,041	35,053,430

Commitments and contingencies (Note 10)
Convertible preferred stock	101,705,458	80,565,143

Stockholders’ deficit
Common stock, $0.001 par value, 150,000,000 and 120,000,000 shares authorized, 2,000,000 and 1,000,000 issued and outstanding at September 30, 2014 and December 31, 2013, respectively	2,000	1,000
Additional paid-in-capital	66,203,257	65,696,963
Accumulated deficit	(186,746,296)	(180,031,235)

Total stockholders’ deficit	(120,541,039)	(114,333,272)

Total liabilities, convertible preferred stock and stockholders’ deficit	$2,093,460	$1,285,301

The accompanying notes are an integral part of these condensed financial statements.

Paratek Pharmaceuticals, Inc.

Condensed Statements of Operations

(Unaudited)

	Nine-months Ended September 30, 2014	Nine-months Ended September 30, 2013
Revenue	$341,613	$424,734

Operating expenses
Research and development	2,364,540	3,966,256
General and administrative	3,864,894	2,786,636

Total operating expenses	6,229,434	6,752,892

Operating loss	(5,887,821)	(6,328,158)
Other income and expenses
Interest income	2,186	1,831
Interest expense	(716,317)	(219,489)
Loss on issuance of convertible notes	—	(1,766,111)
Loss on issuance of equity associated with convertible notes	—	(2,463,259)
(Loss)/gain on mark to market of notes	(118,623)	7,555,285
(Loss)/gain on mark to market of warrants	(709)	22,592
Other income	6,223	117,693

Net loss	(6,715,061)	(3,079,616)
Unaccreted dividends on convertible preferred stock	(1,683,704)	(5,060,299)

Net loss attributable to common stockholders	$(8,398,765)	$(8,139,915)

Net loss per share attributable to common stockholders:
Basic and diluted	$(6.20)	$(9.13)

Weighted average common shares outstanding:
Basic and diluted	1,355,311	891,736

The accompanying notes are an integral part of these condensed financial statements.

Paratek Pharmaceuticals, Inc.

Condensed Statement of Convertible Preferred Stock and Stockholders’ Deficit

Nine-months Ended September 30, 2014

(Unaudited)

	Convertible Preferred Stock	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
		Shares	Amount
Balances at January 1, 2014	$80,565,143	1,000,000	$1,000	$65,696,963	$(180,031,235)	$(114,333,272)
Issuance of common stock under stock option plan (unaudited)	—	1,000,000	1,000	289,000	—	290,000
Stock-based compensation expense (unaudited)	—	—	—	217,294	—	217,294
Issuance of New Series A convertible preferred stock (unaudited)	21,140,315	—	—	—	—	—
Net loss (unaudited)	—	—	—	—	(6,715,061)	(6,715,061)

Balances at September 30, 2014 (unaudited)	$101,705,458	2,000,000	$2,000	$66,203,257	$(186,746,296)	$(120,541,039)

The accompanying notes are an integral part of these condensed financial statements.

Paratek Pharmaceuticals, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	Nine-months Ended September 30, 2014	Nine-months Ended September 30, 2013
Cash flows from operating activities
Net loss	$(6,715,061)	$(3,079,616)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation expense	507,293	226,827
Noncash interest expense	577,266	219,489
Loss on convertible note issuance	—	1,766,111
Loss on equity issuance associated with convertible notes	—	2,463,258
Loss (gain) on mark to market of notes	118,625	(7,555,285)
Other non-cash transactions, net	36,603	(1,087)
Changes in operating assets and liabilities
Current assets	5,668	175,870
Accounts payable	(1,986,983)	2,811,142
Accrued expenses	(336,631)	(1,435,048)
Deferred revenue	(341,613)	(143,000)
Other liabilities and other assets	—	(589,883)

Net cash used in operating activities	(8,134,833)	(5,141,222)

Cash flows from investing activities
Sale of fixed assets	14,720	100,142
Other investing activities	(8,545)	(1,122)

Net cash provided by investing activities	6,175	99,020

Cash flows from financing activities
Proceeds from non-convertible note financing	5,480,000	—
Proceeds from bridge loan – related party	4,300,000	—
Proceeds from convertible note issuance		4,016,300

(Refund of) prefunding for financing	(831,402)	1,351,402
Deferred financing costs	(498,925)	—
Proceeds from issuance of common stock	—	1,547

Net cash provided by financing activities	8,449,673	5,369,249

Net change in cash and cash equivalents	321,015	327,047
Cash and cash equivalents
Beginning of period	1,211,883	1,016,166

End of period	$1,532,898	$1,343,213

Supplemental disclosure of noncash financing activities
Conversion of prefunding to non-convertible notes payable	$520,000	$—

Issuance of new Series A convertible preferred stock	$21,140,315	$—

The accompanying notes are an integral part of these condensed financial statements.

Paratek Pharmaceuticals, Inc.

Notes to Condensed Financial Statements

(Unaudited)

1.	Nature of the Business

Paratek Pharmaceuticals, Inc. (the “Company”) is a Delaware corporation and has its principal place of business in Boston, Massachusetts. The Company, incorporated in July 1996, is a pharmaceutical company focused on the development and commercialization of innovative antibacterial therapeutics based upon tetracycline chemistry.

The Company has incurred cumulative net losses since its inception and expects to incur additional operating losses in the foreseeable future as the Company continues its product development programs. The Company is subject to a number of risks similar to other companies in the biotechnology and pharmaceutical industries, including rapid technological change, uncertainty of market acceptance of products, uncertainty of regulatory approval, competition from substitute products and larger companies, customers’ reliance on third-party reimbursement, the need to obtain additional financing, compliance with government regulations, protection of proprietary technology, dependence on third parties, product liability concerns, and dependence on key individuals.

In October 2014, the Company completed a financing transaction with the sale of stock to existing stockholders and new investors to provide the Company with additional capital to continue planned operations, immediately followed by a merger transaction with Transcept Pharmaceuticals, Inc. (“Transcept”). See Note 3 for more information regarding this transaction.

The interim financial statements to which these Notes to Condensed Financial Statements relate are those of Paratek Pharmaceuticals, Inc. (defined above as the “Company”) prior to the completion of the Merger as defined in Note 3 below. In connection with the Merger, Paratek Pharmaceuticals, Inc. merged with Tigris Merger Sub, Inc., a wholly-owned subsidiary of Transcept Pharmaceuticals, Inc., with Paratek Pharmaceuticals, Inc. surviving the merger and becoming a wholly-owned subsidiary of Transcept Pharmaceuticals, Inc. Immediately thereafter, Paratek Pharmaceuticals, Inc. merged with Tigris Acquisition Sub, LLC, also a wholly-owned subsidiary of Transcept Pharmaceuticals, Inc., with Tigris Acquisition Sub, LLC surviving that merger and remaining as a wholly-owned subsidiary of Transcept Pharmaceuticals, Inc. Tigris Acquisition Sub, LLC then changed its name to Paratek Pharma LLC, and Transcept Pharmaceuticals, Inc. changed its name to Paratek Pharmaceuticals, Inc.

For purposes of these Notes to Condensed Financial Statements, unless otherwise specifically referenced, (i) “Paratek” refers to the registrant (formerly known as Transcept Pharmaceuticals, Inc. prior to the completion of the merger, and now known as Paratek Pharmaceuticals, Inc.) filing the Current Report on Form 8-K to which these Notes to Condensed Financial Statements are an Exhibit, and (ii) the “Company” refers to the entity, Paratek Pharmaceuticals, Inc. the successor of which as a result of the Merger, is Paratek Pharma LLC, a wholly – owned subsidiary of the registrant.

2.	Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim reporting. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements although the Company believes that the disclosures made are adequate to make the information not misleading. In the opinion of management, all adjustments, including normal recurring adjustments necessary for a fair statement of the unaudited condensed financial statements as of and for the nine-months ended September 30, 2014 and 2013, have been recorded. The results of operations for the nine-months ended September 30, 2014 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2014. The balance sheet at December 31, 2013 has been derived from the audited financial statements at that date. The accompanying condensed financial statements reflect all normal recurring adjustments necessary to present fairly the financial position, results of operations, and cash flows for the interim periods, but are not necessarily indicative of the results of operations to be anticipated for the full year ending December 31, 2014.

Significant Accounting Policies

There have been no changes to the Company’s significant accounting policies, as described in the Company’s audited financial statements for the fiscal years ended December 31, 2013 and 2012, that have had a material impact on the Company’s condensed financial statements and related notes.

Paratek Pharmaceuticals, Inc.

Notes to Condensed Financial Statements (continued)

(Unaudited)

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard-setting bodies, which are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In July 2013, the FASB issued ASU 2013-11 “Income Taxes”. The amendments in this update provide guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, similar tax loss or tax credit carryforward exists. For nonpublic entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2014. Early adoption is permitted. The amendments should be applied prospectively to all unrecognized tax benefits that exist at the effective date. Retrospective application is permitted. The adoption of this pronouncement is not expected to have an impact on the Company’s financial position or results of operations.

In May 2014, the FASB issued ASU 2014-09 “Revenue from Contracts with Customers”. The amendments in this update create Topic 606, “Revenue from Contracts with Customers”, and supersede the revenue recognition requirements in Topic 605, “Revenue Recognition”, including most industry-specific revenue recognition guidance throughout the Industry Topics of the Codification. In addition, the amendments supersede the cost guidance in Subtopic 605-35, “Revenue Recognition—Construction-Type and Production-Type Contracts”, and create new Subtopic 340-40, “Other Assets and Deferred Costs—Contracts with Customers”. In summary, the core principle of Topic 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company is currently evaluating the impact of the adoption of this ASU.

In June 2014, the FASB issued ASU 2014-12 “Compensation—Stock Compensation”. The amendments in this update create Topic 718, “Compensation—Stock Compensation”. The amendments in this ASU apply to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. This ASU is effective for annual periods and interim periods within those annual periods, beginning after December 15, 2015. Early adoption is permitted. The amendments should be applied prospectively to all share-based payment awards that are granted or modified on or after the effective date, or retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements, and to all new or modified awards thereafter. The adoption of this pronouncement is not expected to have an impact on the Company’s financial position or results of operations.

3.	Merger Agreement and Financing

In October 2014, the Company and Tigris Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Transcept Pharmaceuticals, Inc. (Nasdaq: TSPT) (“Transcept”), and Tigris Acquisition Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Transcept Pharmaceuticals, Inc. (“Merger LLC”), completed a merger transaction pursuant to a Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, among other things, (i) Merger Sub merged with and into the Company, with the Company becoming a wholly owned subsidiary of Transcept and the surviving corporation of the merger (the “Merger”) and (ii) immediately following the Merger, the surviving corporation merged with and into Merger LLC with Merger LLC surviving as the surviving company in such merger (the “Second Merger”).

Paratek Pharmaceuticals, Inc.

Notes to Condensed Financial Statements (continued)

(Unaudited)

3.	Merger Agreement and Financing (continued)

Immediately prior to the Merger, the Company sold shares of the Company’s common stock for an aggregate purchase price of $93,000,000 to certain existing stockholders of the Company and certain new investors in the Company (the “Financing”). Immediately prior to the closing of the Financing, the $6,000,000 in aggregate principal amount outstanding under, and all accrued interest on, the 2014 Notes (as defined in Note 6 below) converted into shares of the Company’s common stock. Further, and also immediately prior to the closing of the Financing, each share of the Company’s preferred stock outstanding at that time was converted into shares of the Company’s common stock at a ratio determined in accordance with the Company’s certificate of incorporation then in effect. The parties to the Financing and to the conversion of the 2014 Notes include officers, employees and directors of the Company, making these transactions related party in nature.

On closing of the Merger, each outstanding share of the Company’s common stock converted into the right to receive 0.0675 shares of common stock of Transcept, subject to the payment of cash in lieu of fractional shares and after adjusting to account for a 12:1 reverse stock split of Transcept common stock. Immediately following the closing of the Merger, the then current equity holders of the Company (not including the investors in the Financing) owned 38.1 percent of Transcept, the investors in the Financing owned 51.5 percent of Transcept, and Transcept’s prior equity holders owned 10.4 percent of Transcept, each on a fully-diluted basis.

In July 2014, Transcept made a bridge loan to the Company in the principal amount of $3,500,000. On closing of the Merger, the $3,500,000 of outstanding principal together with $8,750 of accrued interest was credited in determining the proportionate amount of equity in Transcept to be held by the pre-Merger Transcept equity holders and the pre-Merger Company equity holders. In September 2014 and October 2014, Transcept made further bridge loans to the Company in the principal amounts of $800,000 and $800,000, respectively. On closing of the Merger, the additional $1,600,000 of outstanding principal together with an additional $4,190 of accrued interest reduced the cash balance remaining in Transcept.

4.	License and Collaboration Agreements

Novartis

In June 2014, the Company and Novartis agreed to amend a January 2012 letter agreement, as amended in October 2012, between the two companies. The amendment states that in lieu of payment of all remaining unpaid development costs and accrued interest owed by the Company, the Company agrees to pay Novartis a royalty based on annual net sales of the Company’s products. Upon execution of the amendment in June 2014, the Company reclassified the balance of development costs and accrued interest of $3,557,103 to long-term liabilities on the accompanying condensed balance sheet as of September 30, 2014.

Global Animal Health Provider

In May 2014, the Company and a leading global animal health provider terminated an existing collaborative research, license and commercialization agreement. The Company has no future obligations under this agreement, and the leading global animal health company retains no rights to the Company’s technology. As a result of this termination, in the nine-months ended September 30, 2014 the Company recognized the remaining $341,613 of deferred revenue related to the upfront and milestone payments received in 2007 and 2008.

Paratek Pharmaceuticals, Inc.

Notes to Condensed Financial Statements (continued)

(Unaudited)

5.	Net Loss Per Share Available to Common Stockholders

Basic net loss per share available to common stockholders is calculated by dividing the net loss available to common stockholders by the weighted-average number of common shares outstanding during the period, without consideration for common stock equivalents. Diluted net loss per share available to common stockholders is computed by dividing the net loss available to common stockholders by the weighted-average number of common share equivalents outstanding for the period determined using the treasury-stock method or the as if converted method, as applicable. For purposes of this calculation, convertible preferred stock, stock options and convertible preferred stock warrants are considered to be common stock equivalents and are only included in the calculation of diluted net loss per share available to common stockholders when their effect is dilutive.

The following table presents the computation of basic and diluted net loss per share available to common stockholders:

	Nine-Months Ended September 30,
	2014	2013
Numerator
Net loss	$(6,715,061)	$(3,079,616)
Less: accreted dividends on convertible preferred stock	(1,683,704)	(5,060,299)

Net loss available to common stockholders-basic and diluted	(8,398,765)	(8,139,915)

Denominator
Weighted-average common shares outstanding	1,355,311	891,736

Net loss per share available to common stockholders-basic and diluted	$(6.20)	$(9.13)

The following outstanding common stock equivalents of potentially dilutive securities were excluded from the dilutive securities computation as of the dates indicated below as they would be anti-dilutive:

	Nine-months Ended September 30,
	2014	2013
Excluded potentially dilutive securities:
Convertible preferred stock	3,500,000	3,500,000
Shares subject to options to purchase common stock	12,043,003	75,326
Shares subject to warrants to purchase preferred stock	175,667	33,230

Totals	15,718,670	3,608,556

The number of shares excluded with respect to potentially dilutive securities is based on the maximum number of shares issuable on exercise or conversion of the related securities as of the period end. Such amounts have not been adjusted for the treasury stock method or weighted average outstanding calculations as required if the securities were dilutive.

Paratek Pharmaceuticals, Inc.

Notes to Condensed Financial Statements (continued)

(Unaudited)

6.	2014 Notes and Recapitalization —Related Party

In March 2014, the Company issued nonconvertible senior secured promissory notes (the “2014 Notes”) to certain individuals and entities in the original aggregate principal amount of $6,000,000 in connection with a concurrent recapitalization of the Company’s capital stock (See Note 7). $520,000 of the $6,000,000 raised in the 2014 Note financing had been prefunded by certain investors of the Company in prior periods. The 2014 Notes were collateralized by substantially all of the assets of the Company and accrue interest at a rate of 10% per annum. The holders of the 2014 Notes include officers, employees and directors of the Company, making the 2014 Notes related party in nature. Pursuant to the terms of the 2014 Notes, the aggregate amount of principal outstanding shall become due and payable upon the first to occur of: (i) June 30, 2014; provided that such date may be extended upon the written consent of certain of the Company’s noteholders, the “Lead Lenders”, (ii) the closing of an equity financing that raises at least $50,000,000, (iii) acceleration of all amounts due as a result of an Event of Default as defined in the 2014 Notes, and (iv) the occurrence of a deemed liquidation event as defined in the Company’s certificate of incorporation. The 2014 Notes may only be prepaid by the Company with express written approval by a majority-in-interest of lenders. As of September 30, 2014, the 2014 Notes had not been repaid. The Company acknowledged that an event of default existed, and the lenders agreed to forbear. Pursuant to a Debt Conversion Agreement (the “Debt Conversion Agreement”) entered into in June 2014, the $6,000,000 principal amount outstanding under, and all interest accrued on, the 2014 Notes were converted into shares of the Company’s common stock immediately prior to the closing of the Financing as described in Note 3.

The Lead Lenders committed to a minimum investment of $3,250,000 in the March 2014 secured debt financing. The terms of the March 2014 secured debt financing included a provision that required the other existing holders of the outstanding convertible notes to participate in the offering of the 2014 Notes based on their pro rata share of the remaining $2,750,000 offering amount. The convertible note holders who contributed their pro rata share to the March 2014 secured debt financing converted their existing principal amount of convertible notes outstanding into 2.25 shares of newly designated Series A Convertible Preferred Stock (“New Series A Convertible Preferred Stock”) for every $1.00 of principal outstanding. The convertible note holders who did not contribute their pro rata share to the March 2014 secured debt financing converted their existing principal amount of convertible notes outstanding into 1.00 share of New Series A Convertible Preferred Stock for every $1.00 of principal outstanding. Moreover, all accrued interest as of February 28, 2014 was converted into New Series A Convertible Preferred Stock on a dollar-for-dollar basis. Upon the closing of the March 2014 transactions, $15,599,941 of principal and $2,215,739 of accrued interest related to the existing convertible notes converted into 33,432,213 shares of New Series A Convertible Preferred Stock. Further, the derivative liability related to the convertible notes was eliminated upon their conversion in the March 2014 Notes recapitalization transaction, and the fair value was reclassified to mezzanine equity.

Pursuant to the terms of the March 2014 secured debt financing, in April 2014, the Lead Lenders invested the difference between $2,750,000 and the amount invested by other holders of the existing convertible notes to bring the total financing proceeds to $6,000,000. The amount of this additional investment by the Lead Lenders was $712,191. In connection with this additional investment, the Lead Lenders received warrants exercisable for 142,437 shares of New Series A Convertible Preferred Stock with an exercise price of $0.01 per share (the “New Series A warrants”). The New Series A Warrants have a term of 7 years. The New Series A Warrants were recorded on the condensed balance sheet as of September 30, 2014 at an initial fair value of $35,957.

Paratek Pharmaceuticals, Inc.

Notes to Condensed Financial Statements (continued)

(Unaudited)

7.	Common and Convertible Preferred Stock

In March 2014, upon approval of the board of directors and requisite stockholders, the Company amended and restated its certificate of incorporation (i) to increase the total authorized shares of common stock issuable by the Company by 30,000,000 to 150,000,000, (ii) to increase the total authorized shares of preferred stock issuable by the Company by 71,527,280 to 100,000,000, (iii) to effect a reverse stock split of all shares of the Company’s capital stock, (iv) to effect a subsequent reclassification of certain series of the Company’s convertible preferred stock and (v) to eliminate certain series of the Company’s existing convertible preferred stock. As a result of this recapitalization, which was effected immediately prior to the initial closing of the secured debt financing in March 2014 (See Note 6), all shares of outstanding common stock, Series A Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series F Convertible Preferred Stock and Series H Convertible Preferred Stock were reverse split on a 29.654782:1 ratio. Thereafter, each one share of Series A, C, D, F and H Convertible Preferred Stock was reclassified and converted into 5.0457 shares of New Series A Convertible Preferred Stock. Additionally, all of the authorized shares of the Series B Convertible Preferred Stock, Series E Convertible Preferred Stock and Series G Convertible Preferred Stock, of which none remained issued and outstanding, were canceled and eliminated. Upon the closing of the recapitalization transaction, 1,150,000 shares of Series A Convertible Preferred Stock, 3,513,000 shares of Series C Convertible Preferred Stock, 5,664,009 shares of Series D Convertible Preferred Stock, 754,499 shares of Series F Convertible Preferred Stock and 9,491,028 shares of Series H Convertible Preferred Stock, in aggregate, were subject to reverse split and reclassified and converted into 3,500,000 shares of New Series A Convertible Preferred Stock.

The effects of this recapitalization of the Company’s capital stock have been presented retroactively in these financial statements and all share and per share data (except par value) have been adjusted to reflect the effect of the reverse stock split and reclassification for all historical periods presented.

The following is a summary of the Company’s convertible preferred stock:

	Shares Authorized	Shares Issued and Outstanding	Carrying Value	Liquidation Preference	Liquidation Preference (Per Share)	Conversion Price (Per Share)
September 30, 2014
New Series A	100,000,000	36,932,213	$101,705,457	$38,615,917	$1.05	$1.00

	100,000,000	36,932,213	$101,705,457	$38,615,917

December 31, 2013
Series A	1,500,000	195,648	$1,128,475	$2,570,800	$13.14	$5.88
Series B	755,835	—	—	—	—	—
Series C	5,100,500	597,666	12,983,368	29,394,737	49.18	23.51
Series D	6,390,866	963,616	26,842,054	53,155,038	55.16	27.92
Series E	928,249	—	—	—	—	—
Series F	2,630,914	128,344	3,337,129	6,290,796	49.02	27.92
Series G	1,229,105	—	—	—	—	—
Series H	9,937,251	1,614,726	36,274,117	57,548,353	35.64	24.07

	28,472,720	3,500,000	$80,565,143	$148,959,724

There was no convertible preferred stock activity for the year ended December 31, 2013. At September 30, 2014, there are no shares of Series A, Series B, Series C, Series D, Series E, Series F, Series G or Series H convertible preferred stock outstanding.

Paratek Pharmaceuticals, Inc.

Notes to Condensed Financial Statements (continued)

(Unaudited)

8.	Convertible Preferred Stock Warrants

The following is a summary of the Company’s New Series A Convertible Preferred Stock warrants:

	Convertible Preferred Stock Warrants	Weighted- Average Exercise Price
Balance at December 31, 2013	33,230	$24.07
Warrants issued to Lead Lenders in connection with the 2014 Note Financing	142,437	0.01

Balances at September 30, 2014 (unaudited)	175,667	$4.56

9.	Fair Value Measurements

The following tables present information about the Company’s financial liabilities that have been measured at fair value as of September 30, 2014 and December 31, 2013. Fair values have been determined by Level 3 inputs which utilize unobservable data points for a financial liability, and include situations where there is little, if any, market activity for the financial liability.

	September 30, 2014	December 31, 2013
Convertible preferred stock warrant liabilities	$40,094	$3,429
Derivative liability	—	21,021,690

	$40,094	$21,025,119

The fair value of the Company’s convertible preferred stock warrant liabilities is determined using the Black-Scholes option valuation model. The quantitative information associated with the fair value measurement of the Company’s Level 3 inputs related to the convertible preferred stock warrants include the fair value per share of the underlying stock and the following inputs:

	September 30, 2014 New Series A	December 31, 2013 Series H
Weighted average remaining contractual term (in years)	5.51	2.21
Weighted average risk-free interest rate	1.78%	0.34%
Expected dividend yield	0%	0%
Weighted average expected volatility	56%	73%

Paratek Pharmaceuticals, Inc.

Notes to Condensed Financial Statements (continued)

(Unaudited)

9.	Fair Value Measurements (continued)

The fair value of the Company’s derivative liability related to the nonconvertible and convertible notes was determined using a probability adjusted discounted cash flow model. The quantitative information associated with the fair value measurement of the Company’s Level 3 inputs related to the derivative liability include the probabilities of an event requiring repurchase of the convertible notes, which range from 10% to 50%, the estimated time to repurchase, which ranges from three months to nine-months, and a discount rate of 20%.

The following table provides a roll-forward of the fair value of the convertible preferred stock warrant liabilities and derivative liability for the nine-months ended September 30, 2014:

	Convertible Preferred Stock Warrants	Derivative Liability
Balances at December 31, 2013	$3,429	$21,021,690
Unrealized loss included in other expense	708	118,625
Conversion of 2012 and 2013 Notes to equity	—	(21,140,315)
Fair value of 2014 warrant issuance	35,957	—

Balances at September 30, 2014 (unaudited)	$40,094	$—

10.	Commitments and Contingencies

Deferred Compensation

In March 2014, the board of directors approved a new pool for a cash retention plan in order to retain key employees of the Company. The new plan replaced the April 2012 plan. The terms of the plan state that eligible employees will receive an aggregate $207,500 cash bonus within 15 days of the final closing of the Company’s senior secured promissory note financing and will receive a further bonus upon a successful capital raise of at least $20,000,000, provided that this amount is raised by December 31, 2014. $207,500 in aggregate was paid to these key employees in April 2014 following the closing of the sale of the 2014 Notes. Further success-based bonuses contingent on the Financing and Merger were subsequently established. As of September 30, 2014, the Company had not completed the aggregate capital raise of at least $20,000,000, and as such the remaining bonus had not been paid or accrued as of September 30, 2014. Following the Merger in October 2014, $350,000 was paid with respect to these bonus obligations.

Legal Payable

In February 2014, to resolve legal action initiated by the Company’s former legal counsel (“Former Counsel”) regarding accrued and unpaid legal fees, the Company entered into a settlement agreement with Former Counsel. In accordance with the settlement, the Company and Former Counsel agreed that the total amount of fees and disbursements owed by the Company to Former Counsel as of the settlement date in February 2014 was $6,000,000. The Company further agreed that on the closing date of the above-referenced sale of the 2014 Notes, the Company would repay $1,500,000 to Former Counsel. In March 2014, the Company completed the closing of the 2014 Notes financing and paid $1,500,000 to Former Counsel. The Company agreed to repay the remainder of the owed amounts from the proceeds of the Company’s next equity investment in accordance with the terms of the settlement agreement. Management’s best estimate of the remaining legal payable pursuant to this settlement agreement as of September 30, 2014 was $4,500,000. Following the Merger in October 2014, this liability was settled in full in the amount of $4,350,000.

Paratek Pharmaceuticals, Inc.

Notes to Condensed Financial Statements (continued)

(Unaudited)

11.	Stock-Based Compensation

In March 2014, the 1996 Employee, Director and Consultant Stock Option Plan and the 2005 Employee, Director and Consultant Stock Option Plan were terminated. No additional shares are available to grant from these plans. Also in March 2014, the board of directors adopted the 2014 Equity Incentive Plan (the “2014 Plan”). Under the 2014 Plan, 1,000,000 shares of common stock were initially approved for grant. Under the 2014 Plan, the Company may grant incentive or nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and other stock awards. Under the terms of the 2014 Plan the exercise price of incentive stock options granted must not be less than 100% (110% in certain cases) of the fair market value for the common stock on the date of grant. Generally, stock options and restricted stock awards are granted at no less than fair market value, vest over numerous periods not exceeding four years, and in the case of the stock options, expire no later than ten years from grant.

In June 2014, the Company granted 1,000,000 shares of fully-vested restricted common stock to current and former employees and directors of the Company under the 2014 Plan. The fair market value of the stock grants was determined by the board of directors based on the fair market value of a share of the Company’s common stock on the grant date. Based in part on an analysis by an independent third party valuation firm, the board of directors determined the fair market value to be $0.29 per share. Total stock compensation of $290,000 was recorded for these stock awards in the nine-months ended September 30, 2014.

Also in June 2014, the board of directors approved an increase in the shares available for awards under the 2014 Plan to 12,970,844 shares from 1,000,000 shares and granted options to purchase the resulting 11,970,844 shares that became available for issuance under the 2014 Plan to certain employees in June 2014.

A summary of stock option activity for the nine-months ended September 30, 2014 and the year ended December 31, 2013 is as follows:

Outstanding	Number of Shares	Weighted Average Exercise Price	Weighted– Average Remaining Contractual Term (in Years)	Aggregate Intrinsic Value
Balances at December 31, 2012	98,233	$31.42	7.1	$—
Granted	—	—
Exercised	(58)	26.20
Forfeited	(12,816)	28.75

Balances at December 31, 2013	85,359	31.82	6.2	$—
Granted	11,970,844	0.29
Exercised	—	—
Forfeited	(13,200)	25.26

Balances at September 30, 2014	12,043,003	$0.49	9.7	$—

Exercisable, December 31, 2013	85,359	$31.82	6.2	$—

Exercisable, September 30, 2014	90,759	$26.31	6.7	$—

Vested and expected to vest, December 31, 2013	84,526

Vested and expected to vest, September 30, 2014	10,938,306

Paratek Pharmaceuticals, Inc.

Notes to Condensed Financial Statements (continued)

(Unaudited)

11.	Stock-Based Compensation (continued)

At September 30, 2014, no shares of common stock remained available for grant under the 2014 Plan. Of the total stock options outstanding at September 30, 2014 and December 31, 2013, 87,071 and 75,541, respectively, were vested and exercisable and 3,688 and 9,818, respectively, were subject to further vesting provisions.

The aggregate intrinsic value was calculated based on the positive difference between the estimated fair value of the Company’s common stock of $0.29 and $13.64 per share at September 30, 2014, and 2013, respectively, and the exercise price of the underlying options. The total intrinsic value of stock options exercised and stock awards granted with no additional restrictions was $290,000 for the nine-months ended September 30, 2014 and $0 for the nine-months ended September 30, 2013.

Stock-based compensation expense is estimated as of the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which generally represents the vesting period. The Company estimates the fair value of its stock options using the Black-Scholes option-pricing model. The expected term and expected volatility are based on comparable companies from a representative peer group based on industry and market capitalization. The risk-free interest rate is the yield currently available on U.S. Treasury zero-coupon issues with a remaining term approximating the expected term used as the input to the Black-Scholes model. 11,970,844 stock options and 1,000,000 stock awards were granted in the nine-months ended September 30, 2014. The relevant data used to determine the value of these stock option grants include a 5.8 year life of options, a weighted average risk-free rate of 1.9%, an estimated stock-price volatility of 72% and an expected dividend yield of zero.

For all grants, the amount of stock-based compensation expense recognized has been adjusted for estimated forfeitures of awards for which the requisite service is not expected to be provided. Estimated forfeiture rates are developed based on the Company’s analysis of historical forfeiture data.

The Company recognizes the associated compensation expense over the vesting periods of the awards, net of estimated forfeitures. The following table presents stock-based compensation expense included in the Company’s statements of operations.

	Nine-months Ended June 30,
	2014	2013
Research and development expense	$221,438	$90,306
General and administrative expense	285,856	136,521

Total stock-based compensation expense	$507,294	$226,827

Total unrecognized stock-based compensation expense for all stock-based awards was $1,821,513 and $94,119 at September 30, 2014 and December 31, 2013, respectively. These amounts will be recognized over a weighted-average period of 3.4 and 1.7 years, respectively.

12.	Subsequent Events

Subsequent events have been evaluated through January 9, 2015, the date the accompanying financial statements were issued.

In December 2014, the Company earned $4,000,000 as a milestone payment related to the Actavis Collaborative Research and License Agreement and recognized such amount as revenue in the year ended December 31, 2014. The milestone payment is payable within 30 days of being earned, which will be in January 2015.

On October 3, 2014, Continuum Capital, a Transcept shareholder, filed a purported shareholder class action on behalf of themselves and the other stockholders of Transcept in the Superior Court of the State of California,

Paratek Pharmaceuticals, Inc.

Notes to Condensed Financial Statements (continued)

(Unaudited)

County of Contra Costa, against Transcept, its directors, and the Company. The lawsuit alleges that Transcept’s board of directors breached their fiduciary duties to Transcept’s stockholders in connection with the proposed merger and acted on the basis of alleged conflicts of interests, and that Transcept’s registration statement dated September 29, 2014 contains material misstatements and omissions. The lawsuit also alleges that the Company aided and abetted the alleged breaches of duty. The complaint seeks, among other things, a declaration that Transcept and its Board of Directors breached their fiduciary duties, injunctive relief including enjoining the Merger and the issuance of shares of Transcept to the Company’s stockholders pursuant to the Merger Agreement, and an award of compensatory damages and attorney’s fees.

On October 20, 2014, the defendants reached an agreement-in-principle providing for a settlement of all of the claims in the above-referenced action on the terms and conditions set forth in a stipulation of settlement that will be filed with the Superior Court of the State of California, County of Contra Costa. Pursuant to the terms of the settlement, Transcept made certain disclosures in a Current Report on Form 8-K, which was filed with the SEC on October 20, 2014, and which amended and supplemented the definitive proxy statement/prospectus/information statement filed by the Company on October 2, 2014 in connection with the proposed merger. Under the settlement, the parties also agreed to an award of attorney’s fees and reimbursement of expenses in the amount of $550,000. The settlement and award of fees and expenses remains subject to the approval of the court in the above-referenced action. This settlement was included in Transcept’s general and administration expenses for the nine months ended September 30, 2014.